Exhibit 10.25

AMENDED AND RESTATED

OPTION AGREEMENT

THIS OPTION AGREEMENT is made as of the 27th day of June, 2005, between NDSU Research and Technology Park, Inc., a North Dakota non-profit corporation (“RTP”), whose address is 1735 NDSU Research Park Drive, Fargo, North Dakota 58102, and Alien Technology Corporation, a California corporation (“Alien”), whose post office address is 18220 Butterfield Boulevard, Morgan Hill, California, 95037.

RECITALS

A.	RTP and Alien entered into that certain Option Agreement, dated as of the 3rd day of October, 2003 (the “Prior Option”), for the leasing of certain real property then tentatively described as Lot 5, Block 1, NDSU Research and Technology Park Second Addition to the City of Fargo, Cass County, North Dakota under a form of Preliminary Plat then developed.

B.	Since the time the Prior Option was executed, the parties have further defined their leasing goals, and they wish to enter into this Amended and Restated Option Agreement to amend, restate and wholly supercede the Prior Option.

AGREEMENT

In consideration of the Recitals and the following mutual Agreements, the parties agree to amend and restate in whole the Prior Option, as follows:

1. GRANT OF OPTION: In consideration of the agreements and obligations set forth below, RTP grants the exclusive right and option to Alien to lease the entire tract of land described as follows (the “Option Property”):

Lot 5, Block 1, NDSU Research and Technology Park Second

Addition to the City of Fargo, Cass County, North Dakota.

2. OPTION MONEY: Alien has paid to RTP all sums necessary to render the Option operative through the date hereof (the “Option Money”). In order to keep the option operative, Alien shall pay to RTP, the sum of $1,000.00 on or before July 1, 2005 and the first day of each month thereafter for calendar year 2005, and the sum of $100 on or before December 31, 2005, for the entire calendar year 2006. Alien’s failure to timely remit these payments, and the continuation of such failure for 5 days following written notice from RTP, shall render this option null and void and RTP shall be entitled to retain all Option Money thereto paid.

3. TERMS OF LEASE: Should Alien exercise the option herein granted, the parties shall, within 30 days thereafter, execute the Ground Lease in substantially the same form attached hereto as Exhibit A.

4. EXPIRATION DATE: The option herein granted shall be exercised, if at all, not later than December 31, 2006 at 5:00 P.M.

5. METHOD OF EXERCISE: This option shall be exercised by written notice signed by Alien and provided to RTP within the time frame of Section 4 above and in the manner provided for notices below. If Alien exercises the option, none of the Option Money shall be applied to sums it is obligated to pay under the Lease.

6. ACCESS TO OPTION PROPERTY: During the option period, Alien shall have the right to enter the Option Property for examination and soil testing at Alien’s own expense and for purposes of examining any matters Alien desires; provided, however: (a) any matters discovered as a result of such examination or testing shall not form the basis of terminating this Option Agreement; (b) Alien shall fully and immediately after any such examination restore the Option Property to a condition substantially similar to that which existed immediately prior to any such entry; (c) Alien shall indemnify, defend and hold RTP harmless from and against any and all claims, suits, damages, liabilities, injuries, costs and expenses (including reasonable attorneys’ fees) arising out of or in any way related to any such entry.

7. FAILURE TO EXERCISE OPTION OR EXECUTE A DEFINATIVE AGREEMENT: If Alien fails to timely exercise its option, all Option Money shall be retained by RTP, free of all claims of Alien, and, other than Alien’s obligations set out at Section 6, neither party shall have any further rights or claims against the other hereunder.

8. ASSIGNMENT: Alien may, with the consent of the RTP (which consent shall not be unreasonably withheld), assign or transfer any or all of its rights under this Agreement to (a) an “affiliate” of Alien, or (b) an entity that will lease the Option Property from RTP and construct “build-to-suit” improvements thereon for lease to Alien. In the event of an assignment, Alien shall nonetheless remain liable for all obligations hereunder.

9. AS-IS: Except as expressly provided otherwise in the Lease, the Option Property is being let in an “AS IS”, “WHERE IS” and “WITH ALL FAULTS AND VIRTUES” condition, with no express or implied representations or warranties by the RTP as to physical conditions, quality of construction, workmanship or fitness for any particular purpose or of any other nature whatsoever.

10. BROKERS: The parties represent and warrant to one another that neither has dealt with any realtor or broker that would be entitled to a commission as a result of entering into this Agreement or in the event Alien exercises its option hereunder.

11. ENTIRE AGREEMENT: This Option Agreement, and attached Exhibit A, contain the entire agreement between the parties, and neither party has relied upon any verbal or written representations or understandings not set forth herein, whether made by any agent or party hereof.

12. MISCELLANEOUS: The following general provisions govern this Agreement:

a.	Time of Essence. Time is of the essence of this Agreement and each provision thereof.

b.	Notices. Any notice required or permitted to be given pursuant to this Agreement shall be in writing addressed as provided in the introductory paragraph of this Agreement, and shall be deemed duly given or made on the date of mailing by registered or certified mail, return receipt requested or on the date delivered by a nationally recognized overnight delivery service or messenger. Any party, by notice given as aforesaid, may change the address to which subsequent notices are to be sent to such party.

c.	Waiver of Rights. A party may waive any right conferred upon such party by this Agreement. Any such waiver may be made by, and only by, giving the other party written notice specifically describing the right waived.

d.	Amendment. This Agreement may only be amended by written instrument signed by both parties.

e.	Construction. The captions and headings of the various sections of this Agreement are for convenience only and are not to be construed as defining or as limiting in any way the scope or intent of the provisions hereof. Wherever the context requires or permits, the singular shall be the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable. This Agreement shall not be construed more strictly against one party then the other by virtue of the fact that it may have been drafted or prepared by one of the parties, it being recognized that both parties, and their respective legal counsel, have contributed substantially and materially to the preparation of this Agreement.

f.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto provided.

g.	Invalidity. If for any reason any section or provision of this Agreement shall be declared to be void or unenforceable by any court of law or equity, it shall only affect such particular section or provision of this Agreement and the balance of this Agreement shall remain in full force and effect upon the parties hereto.

h.	Counterparts/facsimile. This Option Agreement may be executed in counterparts, all of which when taken together shall constitute one original document. A photocopy of this Agreement containing a signature transmitted by facsimile shall be considered an original document and a facsimile-transmitted signature shall be deemed a party’s genuine and actual signature.

i.	Attorney’s Fees. If either party employs an attorney or attorneys to enforce any of the provisions hereof, the party prevailed against in any final judgment shall pay the other party all reasonable costs, charges, expenses, including reasonable attorney’s fees, expended or incurred in connection therewith.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

NDSU RESEARCH AND TECHNOLOGY PARK, INC.		ALIEN TECHNOLOGY CORPORATION

By:	/s/ Illegible	By:	/s/ David A. Aaron
Its:	Executive Director	Its:	Vice President

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